EXHIBIT 2.1
                                                                     -----------











                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                CDKNET.COM, INC.,
                              CDK MERGER CORP., and
                                 MILETOS, INC.;
                                       And
                              ANDREAS TYPALDOS, as
             REPRESENTATIVE OF CERTAIN STOCKHOLDERS OF MILETOS, INC.





                             Dated as of May 7, 2004












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TABLE OF CONTENTS


Article I THE MERGER...........................................................1

     Section 1.1.    The Merger................................................1
     Section 1.2.    Consummation of the Merger................................1
     Section 1.3.    Effects of the Merger.....................................2
     Section 1.4.    Certificate of Incorporation of the Surviving
                      Corporation..............................................2
     Section 1.5.    By-Laws of the Surviving Corporation......................2
     Section 1.6.    Directors and Officers of the Surviving Corporation.......2
     Section 1.7.    Closing...................................................2

Article II CONVERSION AND EXCHANGE OF SECURITIES...............................2

     Section 2.1.    Conversion of Capital Stock...............................2
     Section 2.2.    Exchange of Certificates..................................4

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................6

     Section 3.1.    Organization and Qualification............................6
     Section 3.2.    Certificate of Incorporation and By-Laws..................7
     Section 3.3.    Limited Activities........................................7
     Section 3.4.    Capitalization............................................9
     Section 3.5.    Authority Relative to this Agreement.....................10
     Section 3.6.    Corporate Approvals Regarding Transactions...............10
     Section 3.7.    No Conflict; Required Filings and Consents...............10
     Section 3.8.    Agreements, Contracts and Commitments....................11
     Section 3.9.    Compliance With Law......................................11
     Section 3.10.   Properties and Assets; Encumbrances......................11
     Section 3.11.   Liabilities..............................................11
     Section 3.12.   Absence of Litigation....................................11
     Section 3.13.   Employees; Benefit Plans.................................11
     Section 3.14.   Taxes....................................................12
     Section 3.15.   Environmental Matters....................................13
     Section 3.16.   Intellectual Property....................................14
     Section 3.17.   Insurance................................................16
     Section 3.18.   Restrictions on Business Activities......................16
     Section 3.19.   Interested Party Transactions............................16
     Section 3.20.   Change in Control Payments...............................17
     Section 3.21.   Tax Matters..............................................17
     Section 3.22.   Brokers..................................................17
     Section 3.23.   Affiliates; Officers, Directors and Employees............17
     Section 3.24.   Private Sale.............................................17
     Section 3.25.   Enikia LLC Books and Records.............................17
     Section 3.26.   Disclaimer of the Company................................17

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............18

     Section 4.1.    Organization and Qualification...........................18
     Section 4.2.    Certificate of Incorporation; By-Laws; and Merger
                      Sub Activities..........................................18

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     Section 4.3.    Limited Activities.......................................18
     Section 4.4.    Capitalization...........................................19
     Section 4.5.    Authority Relative to this Agreement.....................20
     Section 4.6.    Corporate Approvals Regarding Transactions...............20
     Section 4.7.    No Conflict; Required Filings and Consents...............21
     Section 4.8.    Agreements, Contracts and Commitments....................21
     Section 4.9.    Compliance With Law......................................21
     Section 4.10.   Assets; Liabilities......................................21
     Section 4.11.   SEC Filings; Financial Statements........................22
     Section 4.12.   Absence of Certain Changes or Events.....................22
     Section 4.13.   No Undisclosed Liabilities...............................23
     Section 4.14.   Absence of Litigation....................................23
     Section 4.15.   Employees; Benefit Plans, and Employment Agreements......23
     Section 4.16.   Taxes....................................................23
     Section 4.17.   Environmental Matters....................................24
     Section 4.18.   Intellectual Property....................................25
     Section 4.19.   Insurance................................................26
     Section 4.20.   Restrictions on Business Activities......................26
     Section 4.21.   Interested Party Transactions............................26
     Section 4.22.   Change in Control Payments...............................27
     Section 4.23.   Tax Matters..............................................27
     Section 4.24.   Brokers..................................................27
     Section 4.25.   Parent Common Stock......................................27
     Section 4.26.   Disclaimer of Parent and Merger Sub......................27

Article V ADDITIONAL AGREEMENTS; COVENANTS....................................27

     Section 5.1.    Tax-Free Reorganization..................................27
     Section 5.2.    Employee Offers and Benefits.............................27
     Section 5.3.    Actions Taken by Parent Prior to the Effective Time......28
     Section 5.4.    Adoption of Equity Incentive Plan........................28
     Section 5.5.    Public Announcements.....................................28
     Section 5.6.    D & O Insurance..........................................29
     Section 5.7.    Assumption of Certain Liabilities........................29
     Section 5.8.    Financial Statements.....................................29
     Section 5.9.    Payment of Merger Expenses...............................29
     Section 5.10.   Three Year Compensation Plan.............................29
     Section 5.11.   Additional Agreements; Reasonable Best Efforts...........29

Article VI DOCUMENTS TO BE DELIVERED AT CLOSING...............................30

     Section 6.1.    Deliveries by the Company................................30
     Section 6.2.    Deliveries by Parent.....................................31

Article VII CONDITIONS TO THE PARTIES OBLIGATION TO CLOSE.....................32

     Section 7.1.    Parent and Merger Sub....................................32
     Section 7.2.    Company. ................................................33

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Article VIII INDEMNIFICATION..................................................33

     Section 8.1.    Survival of Representations and Warranties...............33
     Section 8.2.    Certification of Claims..................................33
     Section 8.3.    Termination of Rights Hereunder..........................33
     Section 8.4.    Indemnification of Parent and Merger Sub.................34
     Section 8.5.    Indemnification of Company Stockholders..................34
     Section 8.6.    Matters Involving Third Parties..........................35
     Section 8.7.    Definition of Damages....................................37
     Section 8.8.    Limitations..............................................37
     Section 8.9.    Escrows..................................................38

Article IX GENERAL PROVISIONS.................................................38

     Section 9.1.    Notices..................................................38
     Section 9.2.    Interpretations; Certain Definitions.....................39
     Section 9.3.    Amendment................................................41
     Section 9.4.    Extension; Waiver........................................41
     Section 9.5.    Headings.................................................41
     Section 9.6.    Severability.............................................41
     Section 9.7.    Entire Agreement, No Third Party Beneficiaries...........41
     Section 9.8.    Assignment...............................................42
     Section 9.9.    Failure or Indulgence Not Waiver; Remedies Cumulative....42
     Section 9.10.   Parties in Interest......................................42
     Section 9.11.   Governing Law............................................42
     Section 9.12.   Counterparts.............................................42












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                                    EXHIBITS

Exhibit A         -        Form of Certificate of Merger
Exhibit B         -        [Intentionally Omitted]
Exhibit C         -        [Intentionally Omitted]
Exhibit E         -        Equity Incentive Plan
Exhibit F1        -        Form of Miletos Escrow Agreement
Exhibit F2        -        Form of CDK Escrow Agreement
Exhibit G1        -        Consulting Agreement - Typaldos
Exhibit G2        -        Employment Agreement - Loginov
Exhibit G3        -        Consulting Agreement - Warshaw
Exhibit H         -        Form of Stockholder Agreement
Exhibit I1        -        Form Registration Rights Agreement - CDK
Exhibit I2        -        Form Registration Rights Agreement - Typaldos
Exhibit J         -        Form of Lockup Agreement

Schedule 2.1(a)            -        Merger Consideration


Disclosure Schedules

Schedule 3.8               -        Company Material Contracts
Schedule 3.10              -        Company Liens
Schedule 3.11              -        Company Liabilities
Schedule 3.12              -        Company Litigation
Schedule 3.14              -        Company Taxes
Schedule 3.16(a)           -        Company Intellectual Property Applications,
                                    Registrations and Claims
Schedule 3.16(b)           -        Company Third Party Right to Intellectual
                                    Property
Schedule 3.17              -        Company Insurance
Schedule 3.19              -        Company Interested Parties
Schedule 3.23              -        Company Affiliates

Schedule 4.4(a)            -        Parent Options, Warrants and Convertibles
Schedule 4.13              -        Parent Liabilities
Schedule 4.14              -        Parent Litigation
Schedule 4.16              -        Parent Taxes
Schedule 4.19              -        Parent Insurance
Schedule 4.21              -        Parent Interested Party

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Schedule 5.2               -        List of Persons Offered Employment
Schedule 5.4               -        Equity Compensation
Schedule 5.7               -        Assumed Enikia Liabilities





























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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 7, 2004 (this "AGREEMENT"), by and among CDKNet.Com, Inc., a Delaware corporation ("PARENT"), CDK Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Miletos, Inc., a Delaware corporation (the "COMPANY"), and Andreas Typaldos, in his individual capacity and as representative (the "REPRESENTATIVE") of the following stockholders of the Company (collectively, the "DESIGNATED COMPANY STOCKHOLDERS"): Renee Typaldos, Patra Holdings LLC, Andreas Typaldos Family Limited Partnership and Renee Typaldos Family Partnership, Ltd.

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective equity holders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the terms of this Agreement and the applicable provisions of the Delaware General Corporation Law of the State of Delaware (the "DGCL"); and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

         WHEREAS, pursuant to the Merger, each of the Company's outstanding Company Shares (as defined below) shall be converted into the right to receive the Merger Consideration (as defined below), upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

Section 1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Company shall merge with and into Merger Sub in accordance with the DGCL, the separate corporate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation in the Merger. The Merger Sub, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

Section 1.2. Consummation of the Merger. In order to effectuate the Merger, on the Closing Date (as defined below), Parent, Merger Sub and the Company shall cause a certificate of merger (the "CERTIFICATE OF MERGER") to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall be effective as of the time of filing of the Certificate of Merger (the "EFFECTIVE TIME").

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

Section 1.3. Effects of the Merger. The Merger shall have the effects provided for in Section 259(a) of the DGCL.

Section 1.4. Certificate of Incorporation of the Surviving Corporation. At and after the Effective Time, the Certificate of Incorporation of Merger Sub (the "MERGER SUB CHARTER"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

Section 1.5. By-Laws of the Surviving Corporation. At and after the Effective Time, the By-laws of Merger Sub (the "MERGER SUB BY-LAWS"), as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation.

Section 1.6. Directors and Officers of the Surviving Corporation.

         (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation, By-laws of the Surviving Corporation or as otherwise provided by law.

         (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation, By-laws of the Surviving Corporation or as otherwise provided by law.

Section 1.7. Closing. Subject to the provisions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., Eastern Time, at the offices of Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York on the second business day (or such other date the parties shall mutually agree) following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby set forth in Article VII (other than the conditions with respect to actions the respective parties will take at the Closing) and subject to the execution and delivery of all documents and agreements referred to in Article VI, but not later than June 1, 2004. After such date, either party may terminate this Agreement, provided it has performed its obligations in all material respect's. The date on which the Closing shall occur is referred to herein as the "CLOSING DATE."

                                   ARTICLE II
                      CONVERSION AND EXCHANGE OF SECURITIES

Section 2.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Merger Sub or the Company:

         (a) Company Shares. Subject to this Article II, each share of the Company's Common Stock, no par value, outstanding immediately prior to the Effective Time (all of such shares collectively, the "COMPANY SHARES"), shall be converted into the right to receive that number of shares of common stock, par value $.0001 per share, of Parent ("PARENT COMMON

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STOCK") determined in accordance with the provisions of Section 2.1(b), payable upon the surrender of the Certificates (as defined below); provided, however, that 250,000 additional shares of Parent Common Stock issuable pursuant to the Merger (hereinafter, the "CONTINGENT SHARES") shall be delivered into escrow pursuant to Section 2.1(d) and held as specified in the CDK Escrow Agreement (as defined below) and, to the extent such Contingent Shares are not applied to the payment of indemnification claims against the Parent, the remaining Contingent Shares shall be surrendered to the Parent for cancellation and shall thereupon cease to exist. All of the Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and a pro-rata portion of the Contingent Shares pursuant to this Section 2.1(a), all to be issued in consideration therefore upon the surrender of certificates representing Company Shares in accordance with Section 2.2 (collectively, the "MERGER CONSIDERATION"). The Merger Consideration payable to each holder of the Company's Common Stock immediately prior to the Effective Time (collectively, the "Designated Company Stockholders") in respect of the Company Shares owned by such Company Stockholder shall be as set forth on Schedule 2.1(a), which schedule lists the name and mailing address of each Company Stockholder and identifies the number of shares of Parent Common Stock so issuable to such Company Stockholder (including the number of shares of such Parent Common Stock initially deliverable to the CDK Escrow Agent, and the Miletos Escrow Agent and subject to the provisions of the Escrow Agreements) as described in Section 2.1(d) below.

         (b) Exchange Rate . The aggregate number of shares of Parent Common Stock to be issued in the Merger (including the 250,000 shares of Parent Common Stock to be delivered in escrow to the CDK Escrow Agent and Miletos Escrow Agent in accordance with the provisions of Section 2.1(d)) in exchange for all outstanding of Company Shares is 15,840,575 (the "PARENT STOCK AMOUNT"). The number of shares of Parent Common Stock to be issued in the Merger in respect of each outstanding Company Share (the "EXCHANGE Rate") shall be, calculated as the Parent Stock Amount divided by the number of Company Shares outstanding on the date of the Closing.

         (c) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub ("MERGER SUB COMMON Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         (d) Escrows. At the Effective Time, Parent shall instruct Interwest Transfer Company (the "TRANSFER AGENT") to deliver: (1) to Sommer & Schneider LLP, or any successor escrow agent appointed pursuant to the Miletos Escrow Agreement (the "MILETOS ESCROW AGENT") certificates evidencing 2,000,000 shares of Parent Common Stock issued in the name of each Designated Company Stockholder pro rata in accordance with their respective ownership of Common Stock of Miletos at the Effective Time as security for payment of potential future indemnification claims (other than the Assumed Enikia Liabilities) against such Designated Company Stockholders pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit F1 (the "MILETOS ESCROW AGREEMENT"); and (2) to Norris McLaughlin & Marcus, P.A. or any successor escrow agent appointed pursuant to the CDK Escrow

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Agreement (the "CDK ESCROW AGENT" and together with the Miletos Escrow Agent, the "ESCROW AGENTS") certificates evidencing 250,000 Contingent Shares issued pro rata, in the name of each Miletos Stockholder on the Closing Date as security for payment of potential future indemnification claims against the Parent, pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit F2 (the "CDK ESCROW Agreement").

Section 2.2. Exchange of Certificates.

         (a) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall instruct the Transfer Agent to promptly issue stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for the outstanding Company Shares, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time and which shares of Parent Common Stock will bear appropriate legends evidencing, among other things, the fact that such shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Parent shall instruct the Transfer Agent to issue and deliver (i) certificates representing 1,250,000 Company Shares registered in the name of several bridge lenders identified by Representative (the "Set Aside Shares"), against delivery of duly executed satisfaction or release; and (ii) certificates representing the shares of Parent Common Stock to be delivered to the Company Stockholders and the respective Escrow Agents in the name of the Company Stockholders appearing in the stock register of the Company immediately prior to the Effective Time upon presentation of certificates evidencing outstanding Company Shares (the "CERTIFICATES"). Until so surrendered, any certificate that, prior to the Effective Time, represented Company Shares will be deemed from and after the Effective Time, for all corporate purposes, to represent only the right to receive, upon surrender, the Merger Consideration for such Company Shares so evidenced.

         (b) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of shares of Company Shares Stock pursuant to this Article II; and no dividend, stock split or other change in the capital structure of Parent shall relate to any fractional security; and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. Each fractional share issuable shall be rounded up to the nearest whole share of Parent Common Stock.

         (c) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (d) No Liability. Neither Parent, Merger Sub nor the Company, nor any of their respective directors, officers, employees or agents, shall be liable to any holder of Company Shares or Parent Common Stock, as the case may be, for such shares (or dividends or

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distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) No Further Ownership Rights in Company Shares. At the Effective Time, the transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers on the transfer books of the Company or the Surviving Corporation of the Company Shares that were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         (f) Lost, Stolen or Destroyed Certificates. In the event any evidence of ownership of Company Shares shall have been lost, stolen or destroyed, Parent shall instruct the Transfer Agent to issue in exchange therefore, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 2.1(a) as well as the other Merger Consideration as provided in this Article II; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         (g) Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         (h) Material Adverse Effect. When used in connection with the Company or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the material adverse effect, (a) will or is reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations of the Company or Parent and its subsidiaries (taken as a whole), as the case may be, or (b) will or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that "material adverse effect" shall not be deemed to include the impact of (A) any changes, after the date hereof, in laws or interpretations thereof by courts or Governmental Entities (as defined below), or (B) changes in economic conditions affecting companies in the industry in which the Company or Parent operates generally.

         (i) Shareholder Representative. The Designated Company Stockholders, by virtue of the approval of this Agreement and the Merger, will be deemed to have irrevocably constituted

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and appointed, effective as of the date hereof, Andreas Typaldos (together with his permitted successors, the "REPRESENTATIVE"), as their true and lawful agent and attorney-in-fact, and the Representative, by his execution of this Agreement shall be deemed to have accepted such appointment, to enter into any agreement in connection with the transactions contemplated by this Agreement, the Escrow Agreements or the Shareholder Agreement to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf, and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the assertion, prosecution, defense, settlement or compromise of any claim, action or proceeding for which any Company Stockholder, Parent or the Merger Sub may be entitled to indemnification and the Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Representative shall not be liable for any action taken or not taken by him in his capacity as Representative (i) with the consent of Designated Company Stockholders who, as of the date of this Agreement, own a majority in number of the outstanding Company Shares owned by all of the Designated Company Stockholders, in the aggregate, or (ii) in the absence of his own willful misconduct. If the Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the Company Shares outstanding immediately prior to the Effective Time held by the Designated Company Stockholders who shall serve and exercise the powers of Representative hereunder. Solely with respect to any actions taken by the Representative in his capacity as such, the Representative shall have no liability to Parent or any of its affiliates except for claims based upon fraud.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the written disclosure schedule dated as of the date hereof, prepared by the Company, signed by the President of the Company and delivered to Parent simultaneously with the execution hereof (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Company Disclosure Schedule and each other response to this Agreement set forth in the Company Disclosure
Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Company Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

Section 3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such

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qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on the Company. The Company has no subsidiaries and does not directly or indirectly own any equity, debt (other than trade receivables received in the ordinary course of business) or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, or have the right to vote any interest in, any corporation, partnership, joint venture or other business association or entity.

Section 3.2. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a true, complete and correct copy of its Certificate of Incorporation, as amended to date (the "COMPANY CHARTER"), and By-Laws, (the "COMPANY BY-LAWS"). Such Company Charter and Company By-Laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company By-Laws.

Section 3.3. Limited Activities.

         (a) As of the date hereof and as of the Effective Time, the Company has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person, except for obligations or liabilities incurred in connection with its incorporation or organization, and the transactions contemplated by this Agreement, the foreclosure sale held on March 23, 2004 (the "FORECLOSURE SALE"), pursuant to which the Company purchased assets of Enikia, LLC, a loan agreement relating to $50,000 advanced on its behalf by Bridlington Ltd. (the "BRIDLINGTON LOAN") and certain settlement agreements with former Enikia, LLC members and lenders (the "ENIKIA SETTLEMENTS").

         (b) The Company has not assumed nor is it responsible for any liability, obligation, debt or commitment of Enikia LLC, other than the Assumed Enikia Liabilities set forth in Schedule 5.7, which liabilities, obligations, debts and commitments not so assumed (the "Excluded Obligations") shall include and not be limited to liabilities, obligations, debts or commitments, absolute or contingent, whenever the same may arise (other than the Assumed Enikia Liabilities):

          (i) which arise or are asserted by operation of any law, including but not limited to any liability which may be sought to be imposed on the Company as successor to any part of Enikia LLC's business, or otherwise, by reason of any event, act or omission, injury or transaction which shall have occurred or failed to have occurred, whether by reason of the operation of the business or otherwise, prior to the Effective Time;

          (ii) except as otherwise expressly provided herein, which arises prior to the Effective Time or is otherwise incurred in respect of any event which occurs prior to the Effective Time, whether under any of Enikia LLC's contracts which are assumed by Miletos or otherwise;

          (iii) relating in any way to any of Enikia LLC's affiliates;

          (iv) except as provided in Section 5.2 in respect of any of Enikia LLC's employee policies and benefit plans;

          (v) for any deficit in Enikia LLC's unemployment compensation obligations in respect of Enikia LLC's employees prior to the Effective Time;

          (vi) to any of Enikia LLC's employees in respect of any matter prior to the Effective Time, whether self-insured by Enikia LLC or otherwise, and including but not limited to worker's compensation and medical claims;

          (vii) to any of Enikia LLC's retired employees;

          (viii) in respect of any express or implied representation, warranty or guarantee made in connection with any of Enikia LLC's services or products, or which are or may be imposed by operation of law in respect of any operations prior to the Effective Time; and

          (ix) any liability, whenever the same may arise, in respect of any pricing, profit limitation or other regulation applicable to government contracts, if any, of Enikia LLC for all periods prior to the Effective Time.

          (x)  any undisclosed liability;

          (xi) any product liability or claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Enikia LLC, or alleged to have been made by Enikia LLC, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Enikia LLC on or prior to the Effective Time, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

          (xii) any federal, state, local or foreign taxes, including, but not limited to income, franchise, sales and use taxes, and penalties and interest as a result of Enikia LLC to qualify or become authorized to do business as a foreign corporation in any jurisdiction (i) payable with respect to the business, assets, properties or operations of Enikia LLC or any member of any affiliated group of which it is a member for any period prior to the Effective Time, or (ii) incident to or arising as a consequence of the negotiation or consummation by Enikia LLC or any member of any affiliated group of which it is a member of this Agreement and the transactions contemplated hereby;

          (xiii) except as otherwise expressly provided in this Agreement, any liability or obligation arising prior to or as a result of the Effective Time to any employees, agents or independent contractors of Enikia LLC, whether or not employed by the Company after the Effective Time, or under any compensation or benefit arrangement with respect thereto; or

          (xiv) except as otherwise expressly provided in this Agreement, any liability or obligation of Enikia LLC or the Company arising or incurred in connection with, or incident to, the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts.

Section 3.4. Capitalization.

         (a) Schedule 2.1(a) lists all outstanding Company Shares, which is the only type of equity ownership authorized by the Company Charter. All of the outstanding Company Shares is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding Company Shares has been offered, issued and sold by the Company in compliance with applicable federal and state securities laws. Schedule 2.1(a) sets forth a complete and correct list as of the date hereof, of the number of outstanding Company Shares, including the record and beneficial owners thereof, which represent all of the authorized, issued and outstanding equity of the Company. There are no Company Shares subject to outstanding options, warrants or similar rights or other rights to purchase or receive Company Shares, or any restricted Company Shares awards. No rights, contingent or otherwise, to purchase, acquire or otherwise obtain any Company Shares or other equity security of the Company or any security convertible into or otherwise exchangeable for Company Shares or other equity security of the Company are outstanding presently nor will there be any outstanding immediately prior to the Effective Time. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other entity. There are no accrued and unpaid distributions with respect to any outstanding equity security of the Company. The Company has made available to Parent true and complete copies of all certificates or other documents or instruments evidencing or representing all Company Securities, which certificates or other documents or instruments reflect, except to the extent identified on Section 3.4(a) of the Company Disclosure Schedule, all adjustments or other transactions affecting the number of shares of Company Shares evidenced by such certificates or other documents or instruments.

         (b) There are no equity securities of any class of the Company or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of the Company or obligating the Company to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There is no indebtedness of the Company issued and outstanding that has general voting rights, or any debt convertible into securities having such rights. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of the Company. There are no agreements, written or oral, between the Company and any holder of its securities or others, or, to the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, or registration under the Securities Act of the equity securities of the Company, in each case, which have not been effectively waived prior to the Effective Time.

Section 3.5. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Company and the consummation by the Company of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary action on the part of the Company and the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.6. Corporate Approvals Regarding Transactions. The Company's Board of Directors has determined that it is advisable and in the best interests of the Company's shareholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's shareholders approve and adopt this Agreement and the Merger. None of the aforesaid actions have been amended, rescinded or modified. Designated Company Stockholders have by written consent (the "COMPANY STOCKHOLDER CONSENT") voted in favor of and approved this Agreement and the Merger, in accordance with the DGCL, and, no Company Stockholder has any dissenter's or appraisal rights under the Company Charter, Company By-Laws, this Agreement, or the DGCL or other Delaware statute in respect of the Merger. No state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

Section 3.7. No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter or Company By-Laws; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any security interest, lien, claim, pledge, agreement, limitation in voting rights, charge or other encumbrance of any nature whatsoever (collectively, "Liens") on any of the properties or assets of the Company pursuant to, any Company Agreement or Material Contract (defined in
Section 3.8), except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not have a material adverse effect on the Company.

         (b) The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "GOVERNMENTAL ENTITY"), except (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country; (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL; and (iii) such other consents, approvals, authorizations or permits which, if not obtained or made, would not have a material adverse effect on the Company.

Section 3.8. Agreements, Contracts and Commitments. To the Company's knowledge, it has not breached, is not in default under, and has not received written notice of any breach of or default under any agreement requiring expenditures by the party in excess of ten thousand dollars ($10,000) or resulting in payments to the party in excess of ten thousand dollars ($10,000) (each, a "MATERIAL CONTRACT"), and to the Company's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder.

Section 3.9. Compliance With Law. To the Company's knowledge, it is not in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its properties is bound or affected, and the Company is not aware of any such conflict, default or violation thereunder, except in each case for any such conflicts, defaults or violations that is not currently having or would not have a material adverse effect on the Company.

Section 3.10. Properties and Assets; Encumbrances. Except as set forth in Company Disclosure Schedule 3.10, the Company has good, valid and marketable title to all the properties and assets it purports to own, and all such properties and assets are free and clear of all Liens, except for Liens for current taxes not yet due, Liens that do not, individually or in the aggregate, materially detract from the value or impair the use of the property or assets subject thereto.

Section 3.11. Liabilities. Except as set forth in Section 3.11 of the Company Disclosure Schedule, the Company has no actual knowledge of any material liabilities of the Company.

Section 3.12. Absence of Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company has no knowledge of any claims, actions, suits, proceedings or investigations (i) pending against the Company or any properties or assets of the Company, or (ii) threatened against the Company or any properties or assets of the Company, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a material adverse effect on the Company.

Section 3.13. Employees; Benefit Plans. Since the Company Incorporation Date, the Company has not employed any persons and is neither committed nor obligated to hire any employees in the future. The Company has not established, nor offered any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Section 3.14. Taxes.

         (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including without limitation (1) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (2) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including without limitation, consolidated, combined or unitary tax returns.

         (b) The Company has filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except where the failure to file such Tax Returns would not have a material adverse effect on the Company, and all such Tax Returns were correct and complete in all material respects. Except as set forth in Section 3.14 of the Company Disclosure Schedule, (i) all Taxes due and owing by the Company have been paid or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a material adverse effect on the Company; (ii) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, (iii) there are no Tax Liens on any assets of the Company other than liens relating to Taxes not yet due and payable; and (iv) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

         (c) The accruals and reserves for Taxes (including deferred taxes) by the Company identified as such on the Company's financial statements are in all material respects adequate to cover all Taxes accruable through the date hereof (including interest and penalties, if any, hereon and Taxes being contested) in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis.

         (d) The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (e) Except as set forth in Section 3.14of the Company Disclosure Schedule, (i) the Company has withheld and paid all Taxes required to have been withheld and paid, and complied with all information and backup withholding requirements, including the maintenance of records with respect thereto, in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, except to the extent any failure to withhold would not, individually or in the aggregate, have a material adverse effect on the Company; (ii) the Company has not been delinquent in the payment of any Tax, except to the extent any failure to pay such Tax would not, individually or in the aggregate, have a material adverse effect on the Company;
(iii) the Company has not received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company; (iv) the Company has not received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Company; (v) no claim has ever been made by any taxing authority or jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that taxing authority or jurisdiction, except where the failure to file such Tax Returns or pay Taxes claimed to be owed would not have a material adverse effect on the Company; and (vi) the Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

         (f) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreements. The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The Company has not agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under Sections 162, 280G or 404 of the Code or be subject to the excise Tax of Section 4999 of the Code.

         (g) The Company has previously provided Parent with written schedules of (i) with respect to Taxes, those years, if any, for which examinations have been completed and those years, if any, for which examinations are presently being conducted, and (ii) the foreign countries, if any, in which the Company has or has had a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

Section 3.15. Environmental Matters.

         (a) The Company is in compliance in all material respects with all applicable Environmental Laws (as defined below). The Company has not received any communication from a Governmental Entity, citizens group, employee or other person that alleges that the Company is not in full compliance with all applicable Environmental Laws.

         (b) There is no Environmental Claim (as defined below) pending against the Company or, to the Company's knowledge, threatened against any person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

         (c) To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Materials of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against the Company or, to the Company's knowledge, against any person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

         (d) The Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Company pertaining to Materials of Environmental Concern in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or regarding the Company's compliance with applicable Environmental Laws, and the Company has not initiated or requested any other reports, studies, analyses, tests or monitoring.

         (e) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice by any person alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Company, Parent, or Merger Sub, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         (f) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources, and including, without limitation, all laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

         (g) "MATERIALS OF ENVIRONMENTAL CONCERN" means all pollutants, containments, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated bipheryls, radon or lead-based paints and materials.

         (h) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, groundwater or property.

Section 3.16. Intellectual Property.

         (a) Section 3.16(a) of the Company Disclosure Schedule lists all of the patent applications, trademark registrations and material unregistered trademarks that the Company owns by the applicable jurisdictions of issue or registration or in which an application for issuance and registration has been filed, the respective registration or application numbers and the names of all registered owners. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, to the actual knowledge of the Company, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, mask works, schematics, know how, computer software programs or software applications, and tangible or intangible proprietary intellectual property information or material that are used in the business of the Company as currently conducted or used in the development of the business at the Effective Time (the "INTELLECTUAL PROPERTY RIGHTS").

         (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, to the actual knowledge of the Company, no third-party owns or possesses any rights in any code embedded or incorporated in the Company's products (provided, the representation set forth in this sentence shall not be deemed to address third-party patent rights). To the actual knowledge of the Company, except as set forth in Section 3.16(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens), or is the exclusive or non-exclusive licensee of, the Intellectual Property Rights, and, in the case of all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, mask works, schematics, know how, computer software programs or software applications, and tangible or intangible proprietary intellectual property information or material, all to the extent owned by the Company (the "COMPANY-OWNED INTELLECTUAL PROPERTY RIGHTS"), the Company has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) for the use thereof. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, no claims with respect to the Intellectual Property Rights have been received by the Company and, to the Company's knowledge, at the Effective Time no such claims have been asserted or are threatened by any person (1) to the effect that the manufacture, sale, licensing or use by the Company of any of the products or services of the Company infringes on any intellectual property or other proprietary rights of any third party; (2) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents or know how and software applications in the business, or in the development of the business, of the Company; or (3) challenging the ownership or use by the Company or the validity of any of the Intellectual Property Rights. To the actual knowledge of the Company, except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there does not exist any third-party intellectual property right that relates to the business of the Company as presently conducted, except any such right that would not likely have a material adverse effect. To the actual knowledge of the Company and except as disclosed in Section 3.16(c)(i) of the Company Disclosure Schedule, all Company-owned Intellectual Property Rights consisting of patent applications and registered and non-registered trademarks listed in Section 3.16(a) of the Company Disclosure Schedule that are used in the business of the Company as currently conducted or used in the development of the business at the Effective Time are subsisting, in full force and effect, and have not expired or been cancelled or abandoned. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of the Company. To the Company's knowledge, no Intellectual Property Rights or product or service of the Company is subject to any outstanding judicial decree, order, judgment or stipulation restricting in any manner the use, sale or licensing thereof by the Company. Except as disclosed in Section 3.16(b) of the Company Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from using or licensing any Company-owned Intellectual Property Rights or selling or otherwise distributing any of its products or services.

         (c) Except as disclosed on Section 3.16(c)(i) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in any loss or impairment of any of the Company-owned Intellectual Property Rights, nor require the consent of any Governmental Entity or third party with respect to any of the Company-owned Intellectual Property Rights.

         (d) All current or former Company personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any part of the Company-owned Intellectual Property Rights on behalf of the Company, have executed agreements with nondisclosure and assignment provisions. To the Company's knowledge, no current or former partner, director, officer, employee, agent, consultant or contractor of the Company (or any predecessor in interest) owns or retains any rights in or to any of the Company-owned Intellectual Property Rights.

         (e) Section 3.16(e) of the Company Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Intellectual Property Rights (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same), and includes the identity of all parties thereto. To the actual knowledge of the Company, the Company is not in violation of any material license, sublicense or agreement described on such list.

Section 3.17. Insurance. Section 3.17 of the Company Disclosure Schedule sets forth an accurate and complete list and summary description (including nature of coverage, limits and deductibles) of all policies of insurance maintained, owned or held by the Company. The Company has paid all premiums due on such insurance policies and are in compliance with the provisions thereof.

Section 3.18. Restrictions on Business Activities. Except for this Agreement, there is no agreement executed by the Company or, to the Company's knowledge, any other agreement, judgment, injunction, order or decree binding upon the Company that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company, the acquisition of material property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

Section 3.19. Interested Party Transactions. Except as set forth in Section 3.19 of the Company Disclosure Schedule, no officer or director of the Company, or any person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all of such persons), has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Company or Enikia LLC that could reasonably be expected to result in a liability or obligation of the Company,
(ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with the Company, (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of the Company, (iv) to the Company's knowledge, any business or entity that competes with the Company, or (v) any other transaction that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S K promulgated by the Securities and Exchange Commission (the "SEC"), if the Company filed such reports.

Section 3.20. Change in Control Payments. The Company has no plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

Section 3.21. Tax Matters. Neither the Company nor any of its affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

Section 3.22. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.23. Affiliates; Officers, Directors and Employees. Section 3.23(a) of the Company Disclosure Schedule contains a true, complete and correct list of all persons who are, as of the date hereof, affiliates of the Company and Enikia LLC. Section 3.23(b) of the Company Disclosure Schedule contains a correct and complete list of all of the officers and directors of the Company, specifying their office.

Section 3.24. Private Sale. At the time of effectiveness of the Company Stockholder Consent, on the date hereof and at the Effective Time, there was not and will not be more than 35 holders of Company Common Stock who are not "accredited investors", as that term is defined in Regulation D promulgated under the Securities Act, evidenced by the subscription documents executed by each Company Stockholder.

Section 3.25. Enikia LLC Books and Records. The Company has acquired the books and records of Enikia LLC as a part of the Foreclosure Sale.

The Company is not aware that Enikia LLC's books and records fail to reflect its assets and liabilities and maintain proper internal accounting controls which provide assurance that (i) transactions were executed with management's authorization; and (ii) transactions were recorded as necessary to permit preparation of the financial statements of Enikia LLC.

Section 3.26. Disclaimer of the Company. Except as set forth in this Article III, the Company makes no other representation or warranty, express or implied, at law or in equity, in respect of the Company's business and matters relating to Enikia LLC, including, without limitation, with respect to merchantability or fitness for a particular purpose of any asset of the

Company, and any such other representations or warranties are hereby expressly disclaimed; provided, however, that the foregoing is not intended to limit in any respect, the representations and warranties expressly set forth in this
Article III.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Except as set forth in the written disclosure schedule dated as of the date hereof, prepared by the Parent, signed by the President of Parent and delivered to Company simultaneously with the execution hereof (the "PARENT DISCLOSURE SCHEDULE"), each of the Parent and Merger Sub jointly and severally represents and warrants to Company and all Designated Company Stockholders that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Parent Disclosure Schedule and each other response to this Agreement set forth in the Parent Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Parent Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

Section 4.1. Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Parent and Merger Sub is duly qualified or licensed as foreign corporations to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on Parent, Merger Sub and any other Parent subsidiaries, taken as a whole.

Section 4.2. Certificate of Incorporation; By-Laws; and Merger Sub Activities.

         (a) Parent has heretofore furnished to the Company a true, complete and correct copy of its Certificate of Incorporation, as amended to date (the "PARENT CHARTER"), and By-Laws, (the "PARENT BY-LAWS"). Such Parent Charter and Parent By-Laws are each in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter or Parent By-Laws.

         (b) Merger Sub has heretofore furnished to the Company a true, complete and correct copy of the Merger Sub Charter and Merger Sub By-Laws. Such Merger Sub Charter and Merger Sub By-Laws are each in full force and effect. Merger Sub is not in violation of any of the provisions of the Merger Sub Charter or Merger Sub By-Laws.

Section 4.3. Limited Activities. As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

Section 4.4. Capitalization.

         (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share ("Parent Preferred Stock"). As the date herof there are 4,488,525 shares outstanding. As of the Closing Date no more than 5,863,525 shares of Parent Common Stock will be outstanding (which includes the private placement of 675,000 shares and 700,000 shares issued to settle outstanding convertible debt) and no shares of Parent Preferred Stock are issued and outstanding. All of the outstanding Parent Common Stock is duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of Parent Common Stock have been offered, issued and sold by Parent in compliance with applicable federal and state securities laws. Section 4.4(a) of the Parent Disclosure Schedule sets forth (A) a complete and correct list, as of the date hereof, of the number of shares of Parent Common Stock issuable upon:
(i) the exercise of outstanding stock options, warrants and all similar rights, and the vesting schedules, exercise prices and expiration dates of such options, warrants and other rights to purchase or receive shares of Parent's capital stock, and any restricted stock awards, and (ii) the conversion or exchange of outstanding notes, debentures, evidences of indebtedness, preferred stock or any other securities of the Parent which by their terms are convertible into or exchangeable for shares of Parent Common Stock; and (iii) any other contract, arrangement or commitment, written or oral, to issue Parent Common Stock, Parent Preferred Stock, or other securities of the type described in clauses (i) and
(ii) above; and (B) the amount and nature of the beneficial ownership of any and all securities of Parent owned by affiliates of Parent as of the date hereof. There are no obligations, contingent or otherwise, of Parent to repurchase, redeem or otherwise acquire any Parent Common Stock or any other security of Parent, or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other entity. Immediately prior to the Closing there will be no accrued and unpaid dividends with respect to any outstanding shares of capital stock of Parent. There is no indebtedness of the Parent issued and outstanding that has general voting rights, or any debt convertible into securities having such rights. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of the Parent. There are no agreements, written or oral, between Parent and any holder of its securities or others, or, to the Parent's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, or registration under the Securities Act of the equity securities of Parent, in each case, which have not been effectively waived prior to the Closing Date.

         (b) All of the shares of Parent Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action and will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

         (c) The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, $.01 par value, all of which is issued and outstanding and fully paid and nonassessable, and is owned beneficially and of record by Parent. There are no rights, contingent or otherwise, to purchase, acquire or otherwise obtain any stock or other equity security of Merger Sub or any security convertible into or otherwise exchangeable for stock or other equity security of Merger Sub. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any securities of Merger Sub or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other entity. There are no accrued and unpaid distributions with respect to any outstanding equity security of Merger Sub. There are no options, warrants, calls, rights, commitments or agreements of any character to which Merger Sub is a party, or by which Merger Sub is bound, obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of Merger Sub or obligating Merger Sub to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There is no indebtedness of Merger Sub issued and outstanding that has general voting rights, or any debt convertible into securities having such rights. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of Merger Sub. There are no agreements, written or oral, between Merger Sub and any holder of its securities or others, or, to Merger Sub's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, or registration under the Securities Act of the equity securities of Merger Sub, in each case, which have not been effectively waived prior to the Closing Date.

Section 4.5. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered at the Closing by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary action on the part of each of Parent and Merger Sub and each of Parent shareholders and Merger Sub shareholders. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.6. Corporate Approvals Regarding Transactions. The Board of Directors of each of the Parent and Merger Sub has determined that it is advisable and in the best interest of its shareholders for the Parent and Merger Sub to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement, and has recommended that the Parent and Merger Sub shareholders approve and adopt this Agreement and the Merger. None of the aforesaid actions have been amended, rescinded or modified. The Parent has by written consent voted in favor of and approved this Agreement and the Merger, in accordance with the DGCL, and no Parent shareholder or Merger Sub shareholder has any dissenter's or appraisal rights under any of the Parent Charter, Parent By-Laws, Merger

Sub Charter, Merger Sub By-Laws, this Agreement, the DGCL or other Delaware statute in respect of the Merger. No state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

Section 4.7. No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by each of the Parent and/or Merger Sub at the Closing does not, and the performance of this Agreement by each of the Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter and/or Merger Sub Charter or Parent By-Laws and/or Merger Sub By-Laws;
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to each of the Parent and/or Merger Sub or by which its or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Parent and/or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of the Parent and/or Merger Sub pursuant to, any Parent and/or Merger Sub agreement, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not have a material adverse effect on the Parent and/or Merger Sub.

         (b) The execution and delivery of this Agreement or any instrument required hereby to be executed and delivered by each of the Parent and Merger Sub does not, and the performance of this Agreement by each of the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country; (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL; and (iii) such other consents, approvals, authorizations or permits which, if not obtained or made, would not have a material adverse effect on Parent or Merger Sub.

Section 4.8. Agreements, Contracts and Commitments. Neither Parent nor Merger Sub is, to its knowledge, in breach or default under, has received written notice of any breach of or default under any Material Contract, and to each of Parent's and Merger Sub's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder.

Section 4.9. Compliance With Law. Neither Parent nor Merger Sub is, to its knowledge, in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any applicable law, rule, regulation, order, judgment or decree by which it or any of its properties is bound or affected, and neither Parent nor Merger Sub is aware of any such conflict, default or violation thereunder, except in each case for any such conflict, default or violation not currently having or which would not have a material adverse effect on Parent and/or Merger Sub.

Section 4.10. Assets; Liabilities. Parent owns marketable securities, free and clear of all Liens and claims, having a market value of not less than three hundred thousand ($300,000) dollars. The total liabilities of Parent and Merger Sub together do not exceed twenty-five thousand ($25,000) dollars in the aggregate.

Section 4.11. SEC Filings; Financial Statements.

         (a) Parent has timely filed and made available to the Company all forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC since June 30, 2001 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         (c) Except as otherwise disclosed on Schedule 4.11(c), Parent has not, since December 31, 2003, entered into any material contracts (as defined in Regulation S-K). Parent has furnished copies of all material contracts identified on Schedule 4.11(c), to the Company.

Section 4.12. Absence of Certain Changes or Events. Except as set forth in
Section 4.12 of the Parent Disclosure Schedule, since December 31, 2003, each of the Parent and Merger Sub has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or could reasonably be expected to have a material adverse effect on the Parent and/or Merger Sub; (ii) any amendments to or changes in the Parent Charter, the Parent By-Laws, the Merger Sub Charter or the Merger Sub By-Laws; (iii) any damage to, destruction or loss of any asset of the Parent and/or Merger Sub (whether or not covered by insurance) that could reasonably be expected to have a material adverse effect on the Parent and/or Merger Sub; (iv) any material change by the Parent and/or Merger Sub in its accounting methods, principles or practices; (v) any material revaluation by the Parent and/or Merger Sub of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (vi) any sale of a material amount of assets (tangible or intangible) of the Parent and/or Merger Sub, or any increase (outside of the ordinary course of business and consistent with past practices of the Parent and/or Merger Sub) in the outstanding indebtedness of the Parent and/or

Merger Sub or indebtedness for which the Parent and/or Merger Sub are (by guarantee or otherwise) or may become liable.

Section 4.13. No Undisclosed Liabilities. Except as set forth in Section 4.13 of the Parent Disclosure Schedule, neither the Parent nor Merger Sub has any knowledge of liabilities of the Parent and/or Merger Sub, other than liabilities
(i) disclosed or provided for in the Parent and/or Merger Sub Balance Sheet,
(ii) incurred in the ordinary course of business since the Parent's most recent Parent SEC Report and which, if existing, would not have a material adverse effect on the Parent and/or Merger Sub, or (iii) for Parent and/or Merger Sub Transaction Expenses specifically identified on Section 4.13 of the Parent Disclosure Schedule. There is no probable or reasonably possible loss contingency (within the meaning of Statement of Financial Accounting Standards No. 5) known to the Parent or Merger Sub which is not reflected in the Financial Statements (including the notes thereto).

Section 4.14. Absence of Litigation. Except as set forth in Section 4.14 of the Parent Disclosure Schedule, neither the Parent nor Merger Sub has any knowledge of claims, actions, suits, proceedings or investigations (i) pending against the Parent and/or Merger Sub or any properties or assets of the Parent and/or Merger Sub, or (ii) threatened against the Parent and/or Merger Sub or any properties or assets of the Parent and/or Merger Sub, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a material adverse effect on the Parent and/or Merger Sub.

Section 4.15. Employees; Benefit Plans, and Employment Agreements.

         (a) Neither the Parent nor Merger Sub currently has any persons under its respective employment. To the extent Parent and/or Merger Sub have had employees in the past, Parent and Merger Sub hereby represent that there are no remaining obligations or liabilities to or with respect to such former employees. Neither Parent nor Merger Sub has established, nor offered any employee benefit plan within the meaning of ERISA. Except as set forth in
Section 4.15 of the Parent Disclosure Schedule, Parent and Merger Sub are neither committed nor obligated to hire any employees.

Section 4.16. Taxes.

         (a) The Parent and Merger Sub have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except where the failure to file such Tax Returns would not have a material adverse effect on the Parent and/or Merger Sub, and all such Tax Returns were correct and complete in all material respects. Except as set forth in Section 4.16(a) of the Parent Disclosure Schedules, (i) all Taxes due and owing by the Parent and Merger Sub have been paid or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a material adverse effect on the Parent and/or Merger Sub; (ii) neither the Parent nor Merger Sub is currently the beneficiary of any extension of time within which to file any Tax Return, (iii) there are no Tax Liens on any assets of the Parent and/or Merger Sub other than liens relating to Taxes not yet due and payable; and (iv) neither the Parent nor Merger Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

         (b) The accruals and reserves for Taxes (including deferred taxes) by the Parent and Merger Sub identified as such on the Parent and Merger Sub financial statements from the date of most recent Parent SEC Report, are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis.

         (c) Neither the Parent nor Merger Sub is, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (d) Except as set forth in Section 4.16(d) of the Parent Disclosure Schedule, (i) each of the Parent and/or Merger Sub has withheld and paid all Taxes required to have been withheld and paid, and complied with all information and backup withholding requirements, including the maintenance of records with respect thereto, in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, except to the extent any failure to withhold would not, individually or in the aggregate, have a material adverse effect on the Parent and/or Merger Sub; (ii) neither the Parent nor Merger Sub has been delinquent in the payment of any Tax, except to the extent any failure to pay such Tax would not, individually or in the aggregate, have a material adverse effect on the Parent and/or Merger Sub; (iii) neither the Parent nor Merger Sub has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Parent and/or Merger Sub; (iv) neither the Parent nor Merger Sub has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Parent and/or Merger Sub; (v) no claim has ever been made by any taxing authority or jurisdiction where the Parent and/or Merger Sub does not file Tax Returns that it is or may be subject to taxation by that taxing authority or jurisdiction, except where the failure to file such Tax Returns or pay Taxes claimed to be owed would not have a material adverse effect on the Parent and/or Merger Sub; and (vi) neither the Parent nor Merger Sub has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent and/or Merger Sub.

         (e) Neither the Parent nor Merger Sub are a party to or bound by any tax indemnity, tax sharing or tax allocation agreements. Neither the Parent nor Merger Sub has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Parent nor Merger Sub has agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Parent nor Merger Sub has made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under Sections 162, 280G or 404 of the Code or be subject to the excise Tax of Section 4999 of the Code.

Section 4.17. Environmental Matters.

         (a) Each of the Parent and Merger Sub is in compliance in all material respects with all applicable Environmental Laws. Neither the Parent nor Merger Sub has received any communication from a Governmental Entity, citizens group, employee or other person that alleges that the Parent and/or Merger Sub is not in full compliance with all applicable Environmental Laws.

         (b) Neither of Parent nor Merger Sub has any Environmental Claim pending against it, nor threatened against any person whose liability for any Environmental Claim it has or may have retained or assumed either contractually or by operation of law.

         (c) To the Parent and/or Merger Sub's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Materials of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against the Parent and/or Merger Sub or, to the Parent and/or Merger Sub's knowledge, against any person whose liability for any Environmental Claim the Parent and/or Merger Sub have or may have retained or assumed either contractually or by operation of law.

         (d) The Parent has delivered or otherwise made available for inspection to the Company true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Parent and/or Merger Sub pertaining to Materials of Environmental Concern in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Parent and/or Merger Sub or regarding the Parent and/or Merger Sub's compliance with applicable Environmental Laws, and the Parent and/or Merger Sub has not initiated or requested any other reports, studies, analyses, tests or monitoring.

Section 4.18. Intellectual Property.

         (a) To Parent and/or Merger Sub knowledge, at the Effective Time no claims have been asserted or are threatened by any person (1) to the effect that prior or current manufacture, sale, licensing or use by the Parent and/or Merger Sub of any of the products or services of the Parent and/or Merger Sub infringed or infringes on any intellectual property or other proprietary rights of any third party; or (2) against prior or current use by the Parent and/or Merger Sub of any trademarks, service marks, trade names, trade secrets, copyrights, patents or know how and software applications in the business, or in the development of the business, of the Parent and/or Merger Sub. Except as set forth in Section 4.18(a)(i) of the Parent Disclosure Schedule, to the actual knowledge of the Parent, there does not exist any third-party intellectual property right that relates to the business of the Parent and/or Merger Sub as previously or presently conducted, except any such right that would not likely have a material adverse effect. Except as set forth in Section 4.18(a)(ii) of the Parent Disclosure Schedule, no third-party owns or possesses any rights in any code embedded or incorporated in the Parent and/or Merger Sub products (provided, the representation set forth in this sentence shall not be deemed to address third-party patent rights).

         (b) Except as set forth in Section 4.18(b) of the Parent Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in any loss or impairment of any of the Parent and/or Merger Sub rights under the agreements listed in Section 4.18(c)(i) of the Parent Disclosure Schedule.

         (c) Except as set forth in Section 4.18(c)(i) of the Parent Disclosure Schedule, and excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same, there are no material licenses, sublicenses and other agreements as to which the Parent and/or Merger Sub is a party and pursuant to which the Parent, Merger Sub or any other person is authorized to use any intellectual property rights including but not limited to patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, mask works, schematics, know how, computer software programs or software applications, and tangible or intangible proprietary intellectual property information or material. Neither the Parent nor Merger Sub is in violation of any material license, sublicense or agreement described in Section 4.18(c)(i) of the Parent Disclosure Schedule except such violations as do not materially impair the Parent and/or Merger Sub rights under such license, sublicense or agreement. Except as set forth in Section 4.18(c)(ii) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by the Parent and/or Merger Sub, and the consummation of the transactions contemplated hereby, will not cause the Parent and/or Merger Sub to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

Section 4.19. Insurance. Section 4.19 of the Parent Disclosure Schedule sets forth an accurate and complete list and summary description (including nature of coverage, limits and deductibles) of all policies of insurance maintained, owned or held by the Parent and/or Merger Sub. Each of the Parent and Merger Sub has paid all premiums due on such insurance policies and are in compliance with the provisions thereof.

Section 4.20. Restrictions on Business Activities. Except for this Agreement and the agreement executed by Parent in connection with the sale of ValueFlash assets (which limitation on business activities only involves a web based advertising technology) in June 2001, there is no agreement executed by the Parent and/or Merger Sub or, to the Parent and/or Merger Sub's knowledge, any other agreement, judgment, injunction, order or decree binding upon the Parent and/or Merger Sub that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Parent and/or Merger Sub, the acquisition of material property by the Parent and/or Merger Sub or the conduct of business by the Parent and/or Merger Sub as currently conducted or as proposed to be conducted by the Parent and/or Merger Sub.

Section 4.21. Interested Party Transactions. Except as set forth in Section 4.21 of the Parent Disclosure Schedule, no officer or director of the Parent and/or Merger Sub, or any person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all of such persons), has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Parent and/or Merger Sub that could reasonably be expected to result in a liability or obligation of the Parent and/or Merger Sub, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with the Parent and/or Merger Sub, (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of the Parent and/or Merger Sub, (iv) to the Parent and/or Merger Sub's knowledge, any business or entity that competes with the Parent and/or Merger Sub, or (v) any other transaction that would be required to be reported as a Certain

Relationship or Related Transaction, pursuant to Item 404 of Regulation S K promulgated by the SEC, if the Parent and/or Merger Sub filed such reports.

Section 4.22. Change in Control Payments. Neither the Parent nor Merger Sub has any plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Parent and/or Merger Sub.

Section 4.23. Tax Matters. Neither the Parent, Merger Sub nor any of their respective affiliates have taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

Section 4.24. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent and/or Merger Sub.

Section 4.25. Parent Common Stock. Shares of Parent Common Stock are publicly traded on the OTCBB and were held of record by 120 persons as of March 29, 2004.

Section 4.26. Disclaimer of Parent and Merger Sub. Except as set forth in this
Article IV, Parent and Merger Sub make no other representation or warranty, express or implied, at law or in equity, in respect of the Parent and Merger Sub's business, including, without limitation, with respect to merchantability or fitness for a particular purpose of any asset of the Parent and/or Merger Sub, and any such other representations or warranties are hereby expressly disclaimed; provided, however, that the foregoing is not intended to limit in any respect, the representations and warranties expressly set forth in this
Article IV.

                                   ARTICLE V
                        ADDITIONAL AGREEMENTS; COVENANTS

Section 5.1. Tax-Free Reorganization. Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall each use its reasonable best efforts to cause the Merger to so qualify. Neither Parent nor the Company shall (nor shall the Company permit any Company Stockholder to) knowingly take any action, or knowingly fail to take any action that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

Section 5.2. Employee Offers and Benefits. Parent agrees that, as soon as reasonably practicable following the Effective Time, the Surviving Corporation shall: (i) offer employment to the persons set forth in Schedule 5.2 (the "RETAINED EMPLOYEES") by delivering offer letters containing the substantive terms identified in Schedule 5.2, and shall honor and perform the terms of such offers for those persons accepting such employment; and (ii) provide the employee plans and programs that provide benefits such as health care insurance and retirement benefits which the Board of Directors of the Parent deems reasonable and prudent in the circumstances. With respect to such benefits, service accrued by such Retained Employees shall be recognized for purposes of vesting and eligibility commencing as of the dates set forth in Schedule 5.2, except to the extent necessary to prevent duplication of benefits.

Section 5.3. Actions Taken by Parent Prior to the Effective Time.

         As a condition precedent to the Merger, CDK, prior to the Effective Time, shall demonstrate to the reasonable satisfaction of the Representative that:

         (a) At the Effective Time, Parent will have at least $950,000 of cash (including the proceeds of a private placement of Parent Common Stock and the assignment and satisfaction of the Bridlington Loan to the Company in exchange for 41,667 Parent Shares as part of the recent placement), of which $150,000 shall be placed in escrow pending payment thereof to the Internal Revenue Service in respect of the Assumed Enikia Liabilities due to the IRS in accordance with the agreed upon payment schedule and marketable securities having a fair market value of at least $300,000;

         (b) At the Effective Time, Parent shall have no material assets other than the cash and marketable securities described above, or liabilities (including contingent liabilities) in excess of $25,000;

         (c) Parent shall have no option, warrant, conversion right, preferred stock, or other securities convertible into or exercisable or exchangeable for common stock outstanding except as disclosed in Section 4.4(a) of Parent's Disclosure Schedule;

         (d) Concurrently with the Effective Time, subject in the case of directors, compliance with Rule 14f-1, the following shall become executive officers and directors of the Company:

         Name

         Andreas Typaldos                   Director

         William Carson                     Director

         Andrew Prince                      Director (CDK designee)

         Oleg Logvinov                      Director, President and CEO
         Kurt Warshaw                       CFO and Secretary

Section 5.4. Adoption of Equity Incentive Plan. The Parent will adopt an Equity Incentive Plan in the form annexed hereto as Exhibit E and made the awards set forth on Schedule 5.4 hereto under the plan, as part of the Closing. The Parent shall, as soon as practicable and in any event within 6 months after the Effective Time cause such plans to be registered under the Securities Act of 1933 on a Form S-8 registration statement.

Section 5.5. Public Announcements. No press release or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made by the Company or the Surviving Corporation, or any officer, director or affiliate thereof without the prior written consent of Parent.

Section 5.6. D & O Insurance. The Surviving Corporation will, for a period of not less than 2 years following the Effective Time, maintain a liability policy for Directors and Officers covering Steven A. Horowitz, Andrew Schenker and Anthony Bonomo having a deductible approved by the Board of Directors of the Parent, as constituted following the Effective Time.

Section 5.7. Assumption of Certain Liabilities. From and after the Effective Time, Parent shall, and hereby does, assume and agree to pay, upon the terms and conditions set forth below, those certain liabilities and obligations of Enikia, L.L.C. identified and described on Schedule 5.7, attached hereto (the "Assumed Enikia Liabilities"), and no others. Schedule 5.7 identifies portions of the Assumed Enikia Liabilities which Parent agrees to pay: (i) in cash within two
(2) business days after the Effective Time; (ii) in cash from time to time promptly after request for payment thereof by the Representative, designating the amounts and payees thereof; and (iii) by the delivery of shares of the Parent's Common Stock in the amounts and at the times substantially as set forth in Schedule 5.7, promptly after request for issuance thereof by the Representative and execution and delivery by the recipient of such agreements, certificates and documents as counsel to Parent may require to substantiate that issuance of such shares is exempt from the registration requirements of federal and state securities laws.

Section 5.8. Financial Statements. Surviving Corporation shall deliver financial statements of the Company and Enikia, LLC for the periods required to be disclosed by Parent in its Exchange Act reports with the audit report of an independent certified public accountant, if required by Regulation S-X.

Section 5.9. Payment of Merger Expenses. Concurrently with the Effective Time, Parent shall pay the fees and expenses of the Company in connection with the Merger, including without limitation the fees and disbursements of counsel to the Company and the Representative; provided, that Parent's cash payment obligations with respect to such counsel fees and disbursements is limited to the amounts set forth on Schedule 5.7 attached hereto.

Section 5.10. Three Year Compensation Plan. Promptly, and in any event within 30 days after the Effective Time, Surviving Corporation and Parent shall authorize and adopt a three year salary, bonus and option plan for the Surviving Corporation and Parent's employees, officers and directors acceptable to the Parent and the Surviving Corporation. Without limiting the generality of the foregoing, the Parents shall authorize and adopt a stock option plan reserving Parent Common Shares for issuance upon exercise of options granted thereunder which amount to 5% of amount of Parent Common Shares, on a fully diluted basis, outstanding immediately after the Effective Time, and providing for the issuance of both "incentive stock options" and "nonqualified options" thereunder. Concurrently with the adoption of such stock plans, and in any event within 30 days after the Effective Time, Parent shall grant options to the persons and for the respective amounts of shares, set forth in Schedule 5.10 hereto, at an exercise price of $.01 per share.

Section 5.11. Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Issuance of Adelphia Shares. The Company will issue to the Designated Company Stockholder 500,000 Shares in addition to the Merger Consideration in exchange for a partial assignment of interests held by the Designated Company Stockholder in Enikia.

                                   ARTICLE VI
                      DOCUMENTS TO BE DELIVERED AT CLOSING

Section 6.1. Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Parent, and the obligations of Parent and Merger Sub hereunder shall be subject to the satisfaction at or prior to the Effective Time of, all of the following:

         (a) Company Charter. A copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware.

         (b) Good Standing Certificate. A certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware and each other jurisdiction where the Company is qualified to transact business as a foreign corporation.

         (c) Stock Powers for Parent Common Stock. Stock powers executed in blank from each Company Stockholder for the shares of Parent Common Stock to be delivered to the Escrow Agent pursuant to Section 2.1(d) on behalf of such Company Stockholder.

         (d) Secretary's Certificate. A certificate of the secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent as to (A) the continuing effectiveness of an annexed copy of the Company Charter as amended to date, (B) no amendments to the Company Charter or Company By-Laws, (C) the corporate actions (including copies of relevant votes) taken by the Company, its stockholders and Board of Directors to authorize the transactions contemplated hereby, and (D) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Company pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.

         (e) Certificate of Merger. The Certificate of Merger in the form attached hereto as Exhibit A, duly executed by the Company.

         (f) Certificates. Certificates, if any, representing all outstanding Company Shares, together with such letters of transmittal, stock powers and other documents as are necessary to effect the cancellation or exchange thereof.

         (g) Escrow Agreements. A copy of each of the Miletos Escrow Agreement substantially in the form of Exhibit F1 and the CDK Escrow Agreement substantially in the form attached hereto as Exhibit F2, executed by the parties thereto.

         (h) Key Employee Agreements. Each of Andreas Typaldos, Oleg Loginov and Kirk Warshaw shall have executed without modification the Consulting Agreement and Employment Agreement annexed hereto as Exhibit G1, Exhibit G2 and Exhibit G3, respectively.

         (i) Shareholder Agreement. Each of the Company, Oleg Logvinov, [Typaldos Affiliates], and the specified Parent Shareholders shall have executed the Shareholders and Voting Agreement, substantially in the form annexed hereto as Exhibit H.

         (j) FIRPTA Certificates. Prior to the Closing Date, the Company shall deliver to Parent an affidavit (in form and substance reasonably satisfactory to Parent) meeting the requirements necessary to establish that the Designated Company Stockholders are eligible for the exemption from withholding provided by
Section 1445(b)(2) of the Code.

         (k) Books and Records. The Company's books and stock records and, to the extent requested, all other documents, books, records, agreements and financial data in the possession of the Company shall have been delivered to Parent.

         (l) Closing Statement. A closing statement detailing consideration issued and expenses and charges paid at the Closing (the "Closing Statement").

         (m) Bring Down Certificate. A certificate executed by the President of the Parent confirming that all representations and warranties of the Parent hereunder remain true, accurate and complete as of the Effective Time.

         (n) Additional Documents. Such other instruments and documents as Parent may reasonably request from the Company in connection with the transactions contemplated hereby.

Section 6.2. Deliveries by Parent. At the Closing, Parent shall deliver or cause to be delivered to the Company, and the obligations of the Company hereunder shall be subject to the satisfaction at or prior to the Effective Time of, all of the following:

         (a) Certificate of Merger. The Certificate of Merger in the form attached hereto as Exhibit A, duly executed by Merger Sub; and

         (b) Registration Rights Agreements. A copy of the Registration Rights Agreements substantially in the form of Exhibit I1 and I2 (the "REGISTRATION RIGHTS AGREEMENTS") executed by Parent;

         (c) Other Agreements. A copy of the Escrow Agreements, Shareholders and Voting Agreement, Key Employee Agreements and Closing Statement, executed by Parent;

         (d) Secretary's Certificate. A certificate of the Secretary of Parent and the Secretary of Merger Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company as to (A) the continuing effectiveness of the annexed copies of the Certificate of Incorporation of the Parent and the Merger Sub, (B) no amendments to the Certificate of Incorporation or By-Laws of Parent or Merger Sub (C), the corporate actions taken by Parent and Merger Sub and their respective boards of directors to authorize the transactions contemplated hereby, and (D) the incumbency and signatures of the officers of Parent and Merger Sub executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Parent and Merger Sub pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.

         (e) CDK Escrow Deposit. Stock certificates, together with stock transfer powers executed in blank, evidencing the Contingent Shares

         (f) Good Standing. Good Standing Certificates from the Delaware Secretary of State for each of the Parent and the Merger Sub.

         (g) Lock-up Agreements. Lock-up agreements in the form attached hereto as Exhibit J of the shares of Parent Common Stock issued or issuable in respect of the Parent's Series A Preferred Stock.

         (h) Discharge of Bridlington Loan. The original executed counterpart of any and all financing agreements evidencing the Bridlington Loan, endorsed for cancellation against payment in full of the amounts due thereunder or assignment to Parent in exchange for subscriptions in the private placement.

         (i) Bring Down Certificate. A Certificate executed by the President of the Company confirming that the representations and warranties of the company are true, accurate and complete as of the Effective Time.

         (j) Additional Documents. Such other instruments and documents as the Company may reasonably request from Parent in connection with the transactions contemplated hereby.

                                  ARTICLE VII
                  CONDITIONS TO THE PARTIES OBLIGATION TO CLOSE

Section 7.1. Parent and Merger Sub. In addition to the various actions to be taken at or prior to Closing, the following are express conditions of the Parent and Merger Sub obligation to close:

         (a) Assignment of Patents. Parent shall have received evidence that the Patent applications set forth on Company Disclosure Schedule 3.16(a)(i) have been assigned to the Company.

         (b) Subscriptions. Parties introduced to the Company by the Representative shall have subscribed and purchased not less than 208,333 shares of Parent Common Stock for $1.20 per share (which shall not be counted as outstanding prior to the Effective Time for the purpose of Section 1.2 hereof).

         (c) No Action. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Merger Sub to own the former assets of the Company.

         (d) Company Schedules. The Company shall have delivered disclosure schedules setting forth exceptions to the representation and warranties contained in Article III, inform and substance acceptable to Parent and Merger Sub.

Section 7.2. Company. In addition to the various actions to be taken at or prior to Closing, the following are express conditions of the Company's obligation to close:

         (a) No Action. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

         (b) Parent and Merger Sub Schedules. The Parent and Merger Sub shall have delivered disclosure schedules setting forth exceptions to the representation and warranties contained in Article IV, inform and substance acceptable to the Company.

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.1. Survival of Representations and Warranties. All representations and warranties of the Company and Parent contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing for the period ending on the date that is twelve months after the Closing Date (the "SURVIVAL DATE"). No claim for indemnification for breach of a representation or warranty may be commenced after the period of survival of such representation or warranty, provided, however, that claims made within the applicable time period shall survive to the extent of such claim until such claim is finally determined and, if applicable, paid.

Section 8.2. Certification of Claims. If Parent has reasonable grounds to believe that any Buyer Claim (as such term is defined below) has occurred or will or may occur, Parent shall so notify the Representative, and each such notice shall be in writing and shall describe with reasonable specificity the nature and amount of such asserted Buyer Claim. If the Representative has reasonable grounds to believe any Seller Claim (as such term is defined below) has occurred or will or may occur, the Representative shall so notify Parent, and each such notice shall be in writing and shall describe with reasonable specificity the nature and amount of such asserted Seller Claim.

Section 8.3. Termination of Rights Hereunder. Notwithstanding any other provision hereof, no Buyer Claim or Seller Claim may be made or lawsuit instituted under the provisions of this Article VIII or in any way arising in connection with this Agreement or any representation or warranty hereunder (except for Reserved Claims (as defined below)) after the Survival Date. Notwithstanding the foregoing, with respect to all claims based upon fraud or intentional misrepresentation, claims may be made or suits instituted at any time. "Reserved Claims" shall mean any Buyer Claims or Seller Claims which have been asserted, in accordance with this Article VIII, within the applicable periods set forth above.

Section 8.4. Indemnification of Parent and Merger Sub. By their approval of this Agreement and the Merger and by their acceptance of the Merger Consideration, each of the Designated Company Stockholders agrees, subject to the terms and conditions set forth herein, to severally and not jointly, based upon such Designated Company Stockholder's pro rata share of the Merger Consideration payable in respect of all outstanding shares of Company Stock, indemnify and hold harmless each of Parent, Merger Sub, the Surviving Corporation, each of their respective subsidiaries and affiliates and each of their and their subsidiaries' and affiliates' respective directors, officers, agents and employees (each an indemnified party) at all times from and after the Closing from and against all Damages (as defined below) that result from (i) the breach or inaccuracy of any representation or warranty of the Company set forth in this Agreement or in any certificate or other document delivered in connection with the transactions contemplated by this Agreement (as such representation or warranty would read if all qualifications as to materiality and material adverse effect were deleted therefrom) as of the date the same were made, with respect to which a claim for indemnification is brought by an indemnified party within the Survival Period described in Section 8.1, or (ii) any breach or nonfulfillment by the Company, or any noncompliance by the Company with, any covenant, agreement, or obligation contained herein or in any certificate or other document delivered in connection with the transactions contemplated by this Agreement except to the extent waived in writing by Parent, or (iii) the Excluded Obligations, or (iv) any claim by a holder or former holder of the Company's or Enikia LLC's Securities or options, warrants or other securities convertible into or exercisable for shares of the Company's or Enikia LLC's Securities (the "CONVERTIBLE SECURITIES") or any other person, seeking to assert, or based upon: (A) ownership or rights of ownership to any equity security of the Company or Enikia LLC; (B) any rights of an equity holder of the Company (other than the right to receive the Merger Consideration pursuant to this Agreement), including any option, preemptive rights, or rights to notice or to vote; (C) any rights of an equity holder of Enikia LLC, including any option, preemptive rights or rights to notice or to vote; (D) any rights under the Certificate of Incorporation or By-Laws of the Company; or (E) any claim that his, her or its Company Shares or Convertible Securities were wrongfully repurchased, canceled, terminated or otherwise limited by the Company, regardless of whether an action, suit or proceeding can or has been made against the Company, and any and all actions, suits and proceedings resulting from any of the foregoing (hereinafter called a "BUYER CLAIM" or "BUYER CLAIMS").

Section 8.5. Indemnification of Company Stockholders. Parent agrees, subject to the terms and conditions set forth herein, to indemnify, defend, protect, and hold harmless each any and all of the Company Stockholders and all of their respective members, shareholders, partners, officers, directors, managers and agents (each an indemnified party) at all times from and after the Closing from and against all Damages that result from (i) the breach or inaccuracy of any representation or warranty of Parent set forth in the Agreement or in any certificate or other document delivered in connection with the transactions contemplated by this Agreement (as such representation or warranty would read if all qualifications as to materiality and material adverse effect were deleted therefrom) as of the date the same are made, with respect to which a claim for indemnification is brought by an indemnified party within the survival period described in Section 8.1, or (ii) any breach or nonfulfillment by Parent, or any noncompliance by Parent with, any covenant, agreement, or obligation contained herein or in any certificate or other document delivered in connection with the transactions contemplated by this Agreement except to the extent waived in writing by the Representative; or (iii) the Assumed Enikia Liabilities; (iv) any and all lawsuits, legal proceedings and claims pending against Parent or any of its subsidiaries at the Effective Time, whether or not disclosed on Parent's Disclosure Schedules; and (v) any claim by a holder or former holder of Parent Common Stock, or securities of the Parent convertible into, exercisable for or exchangeable for Parent Common Stock that their rights and privileges as such holder were wrongfully amended, limited or abridged by the Parent, regardless of whether an action, suit or proceeding can be made against the Parent, and any and all actions, suits and proceedings resulting from any of the foregoing (hereinafter called a "SELLER CLAIM" or "SELLER CLAIMS").

Section 8.6. Matters Involving Third Parties.

         (a) In the event any claim is made, suit is brought or tax audit or other proceeding is instituted against Parent or the Company, or any of their respective directors, officers or affiliates which involves or appears reasonably likely to involve a Buyer Claim for which indemnification may be sought against the Designated Company Stockholders hereunder, Parent will promptly (and in any event within two (2) business days) after receipt of notice of any such claim, suit or proceeding, notify the Representative of the commencement thereof. The failure to so notify the Representative of the commencement of any such claim, suit or proceeding will relieve the Designated Company Stockholders from liability only to the extent that such failure adversely affects the ability of the Representative to defend their interests in such claim, action or proceeding. The Representative (at the expense of the Designated Company Stockholders) shall have the right and shall be given the opportunity to assume and control the defense of such claim, suit or proceeding with counsel of their choice reasonably satisfactory to Parent so long as (i) the Representative notifies the indemnified party in writing within 30 days after the indemnified party has given notice of such claim that the Designated Company Stockholders will indemnify the indemnified party from and against the entirety of any damages the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim, (ii) such claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) the Representative conducts the defense of such claim actively and diligently; provided, however, that Parent and its counsel (at Parent's expense) may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit or proceeding. If Parent is entitled to and elects to assume the defense of a Buyer Claim, the Representative and its counsel (at the Designated Company Stockholders' expense) may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit or proceeding. Except as set forth in the next sentence, any proposed settlement of any such claim, suit or proceeding must be approved by a committee (the "SETTLEMENT COMMITTEE") consisting of three persons including the Representative, Andrew Prince and Bill Carson acting by majority vote. Notwithstanding anything to the contrary in the foregoing sentence, the Representative may settle any claim of the following nature without the prior approval of the Settlement Committee: (i) any claim by a member of or a person claiming rights to acquire membership interests in Enikia, LLC in respect of their interests as such; or (ii) any claim by a lender to Enikia, LLC; in respect of their interests as such; provided that in all such cases the claimant is not related to or affiliated with the Representative and the settlement involves payment to such claimant of Parent Company Shares from the Miletos Escrow Deposit.

         (b) In the event any of the conditions in Section 8.6(a) above is or becomes unsatisfied, or if the Representative has elected not to conduct the defense of the claim (i) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may deem appropriate; PROVIDED, HOWEVER, that Parent shall not, except at its own cost, make any settlement with respect to any such claim, suit or proceeding without the prior written consent of the Settlement Committee, acting by majority vote, (ii) the Designated Company Stockholders will reimburse the indemnified party promptly and periodically for the costs of defending against such claim (including attorneys' fees and expenses); provided that costs of only one counsel for all of the indemnified parties in respect of such claim shall be reimbursed, and (iii) the Designated Company Stockholders will remain responsible for any damages the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided in this Article VIII.

         (c) In the event any claim is made, suit is brought or tax audit or other proceeding is instituted against a Company Stockholder or against the Parent, the Merger Sub or the Company, which involves or appears reasonably likely to involve a Seller Claim for which indemnification may be sought against Parent hereunder, the Representative will, promptly (and in any event within two
(2) business days) after receipt of notice of any such claim, suit or proceeding by the affected party, notify Parent of the commencement thereof. The failure to so notify Parent of the commencement of any such claim, suit or proceeding will relieve Parent from liability only to the extent that such failure adversely affects the ability of Parent to defend its interests in such claim, action or proceeding. Parent shall have the right and shall be given the opportunity to assume and control the defense of such claim, suit or proceeding with counsel of its choice reasonably satisfactory to the Representative so long as (i) Parent notifies the indemnified party in writing within 30 days after the indemnified party has given notice of such claim that Parent will indemnify the indemnified party from and against the entirety of any damages the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim, (ii) such claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) Parent conducts the defense of such claim actively and diligently; provided, however, that the Representative, and its counsel (at the Designated Company Stockholders' expense) may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit or proceeding. Whether or not Parent elects to assume such defense, the Representative shall not, except at its own cost, make any settlement with respect to any such claim, suit or proceeding without the prior written consent of the Settlement Committee, acting by majority vote, which shall not unreasonably be withheld or delayed.

         (d) In the event any of the conditions in Section 8.6(c) above is or becomes unsatisfied, or if Parent has elected not to conduct the defense of the claim (i) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may deem appropriate; provided that the indemnified party may not enter into any settlement with respect to such claim without the prior written consent of the Settlement Committee, acting by majority vote, if such settlement would entitle the indemnified party to be paid monetary damages by Parent, (ii) Parent will reimburse the indemnified party promptly and periodically for the costs of defending against such claim (including attorneys' fees and expenses), and (iii) Parent will remain responsible for any damages the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided in this Article VIII.

Section 8.7. Definition of Damages. For purposes of this Article VIII, the term "Damages" shall mean the amount of any loss, claim, demand, damage, deficiency, assessment, judgment, remediation, cost or expense (including reasonable attorneys', consultants' and experts' fees and expenses) actually incurred, less the sum of any amount recovered under an insurance policy carried by the party or parties seeking indemnification. In the event that an indemnified party hereunder pays a claim covered by the indemnified party's insurance for which it is entitled to indemnification by the other party hereunder, such indemnified party shall pay such claim and the indemnifying party shall reimburse the indemnified party the full amount of such claim (less the amount of any insurance proceeds previously recovered by the indemnified party with respect to such claim). In the event the indemnifying party pays a claim and the indemnified party subsequently receives insurance proceeds with respect to such claim, the indemnified party shall pay the indemnifying party such insurance proceeds up to the amount actually paid by the indemnifying party. The indemnified party shall be required to use its best efforts to seek and obtain such insurance proceeds as quickly as practicable.

Section 8.8. Limitations. Notwithstanding the provisions of Sections 8.4 and 8.5, (i) Parent, Merger Sub and its affiliates shall not be entitled to indemnification by the Designated Company Stockholders hereunder until the aggregate amount of all Buyer Claims exceeds $25,000 (it being understood that Parent, Merger Sub and its affiliates shall be entitled to indemnification for the full amount of all Buyer Claims, the $25,000 threshold notwithstanding, to the extent Buyer Claims exceed $25,000); provided, however, that Buyer Claims related to the matters identified in Sections 3.4 and 3.14 and all claims based upon fraud shall not be subject to the foregoing $25,000 threshold, and (ii) Designated Company Stockholders shall not be entitled to indemnification by Parent hereunder until the aggregate amount of all Seller Claims exceeds $25,000 (it being understood that the Designated Company Stockholders shall be entitled to indemnification for the full amount of all Seller Claims, the $25,000 threshold notwithstanding, to the extent Seller Claims exceed $25,000); and provided further that Seller Claims arising from or related to Parents representations in Section 4.4 ("Capitalization"), or arising from clause (iii) of Section 8.5(a) and all claims based upon fraud shall not be subject to the $25,000 threshold. In addition, the liability of the Designated Company Stockholders with respect to Buyer Claims shall not exceed the value of the shares delivered in the Miletos Escrow Deposit which, except as set forth below, shall be Parent's and Merger Sub's (and other indemnitees under Section 8.4) sole and exclusive recourse for Damages under this Agreement; PROVIDED, HOWEVER, that Buyer Claims related to the matters identified in Section 3.4 and all claims based upon fraud shall not be subject to the foregoing limitation. For the purpose of the foregoing proviso, no matter relating to Enikia, LLC which results in a Buyer Claim shall be deemed to be fraudulent merely by virtue of the fact that such matter is not included in the Company Disclosure Schedules, if otherwise disclosed or known to the Parent, Merger Sub or other proponent of such Buyer Claim. The liability of Parent with respect to Seller Claims except for Seller Claims in respect of Assumed Enikia Liabilities, shall not exceed the value of the shares delivered in the CDK Escrow Deposit, which except as set forth below, shall be the Designated Company Stockholders' sole and exclusive recourse for damages under this Agreement; PROVIDED FURTHER, HOWEVER, that Seller Claims based upon fraud or the breach of warranties contained in Section
4.4 and Seller Claims in respect of Assumed Enikia Liabilities shall not be subject to the foregoing limitation. In no event will any indemnifying party be liable for consequential damages under this Article VIII.

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

Section 8.9. Escrows.

         (a) The Representative, at his election may satisfy liabilities of the Designated Company Stockholders for Buyer Claims in cash or by recourse to the Parent Common Shares in the Miletos Escrow Deposit as further provided by the terms of the Miletos Escrow Agreement. All Parent Common Shares paid or distributed from the Miletos Escrow Deposit shall be valued at average of the daily mid-points between the closing bid and asked prices for Parent Common Shares as reported in the Over-the-Counter Bulletin Board, for the twenty (20) most recent trading days for which such information is available preceding the date of determination (the "Market Price") reported by Bloomberg LP.

         (b) Subject to the provisions of Section 8.8, all liabilities of the Parent in respect of Seller Claims, other than Seller Claims in respect of Assumed Enikia Liabilities, shall be satisfied by recourse to the Parent Common Shares held in the CDK Escrow Deposit as further provided under the terms of the CDK Escrow Agreement,. All Parent Common Shares paid or distributed from the CDK Escrow Deposit shall be valued at the Market Price (as such term is defined above).

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

(a) If to Parent or Merger Sub:

                           CDKnet.Com, Inc.
                           40 Marquette Drive
                           Smithtown, NY  11787
                           Attention:   Steven A. Horowitz
                           Telecopier No.:  (631) 724-6454
                           Telephone No.:  (631) 724-1643

                  With a copy to:

                           Sommer & Schneider LLP
                           595 Stewart Avenue, Suite 710
                           Garden City, NY  11530
                           Attention:  Herbert H. Sommer
                           Telecopier No.:  (516) 228-8181
                           Telephone No.:  (516) 228-8211

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

(b) If to the Company:

                           c/o the Representative
                           40 W. 77th Street
                           New York, NY 10024
                           Attention: Andreas Typaldos
                           Telecopier No.:  (212) 501-0730
                           Telephone No.: (212) 877-8898

                  With a copy to:

                           Norris McLaughlin & Marcus, P.A.
                           721 Route 202/206 North
                           P.O. Box 1018
                           Somerville, NJ  08876-1018
                           Attention:  G. Robert Marcus, Esq.
                           Telecopier No.:  (908) 722-0755
                           Telephone No.:  (908) 722-0700

(c) If to the Member Representative:

                           Andreas Typaldos
                           40 W. 77th Street
                           New York, NY 10024
                           Telephone No.:  (212) 877-8898
                           Telephone No.:  (212) 501-0730

                           With a copy to:

                           Norris McLaughlin & Marcus, P.A.
                           721 Route 202/206 North
                           P.O. Box 1018
                           Somerville, NJ  08876-1018
                           Attention:  G. Robert Marcus, Esq.
                           Telecopier No.:  (908) 722-0755
                           Telephone No.:  (908) 722-0700

Section 9.2. Interpretations; Certain Definitions.

For purposes of this Agreement:

         (a) when a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary;

         (b) whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation";

         (c) a reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefore and all regulations and statutory instruments issued thereunder or pursuant thereto;

         (d) a reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns;

         (e) the parties have participated jointly in the negotiation and drafting of this Agreement; in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement;

         (f) as used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the consolidated financial condition, businesses or results of operations of such entity as a whole (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the transactions contemplated by this Agreement;

         (g) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

         (h) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b 2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (i) "business day" means any day other than a Saturday or Sunday or any day on which banks in the State of New York are required or authorized to be closed;

         (j) "control" including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (k) "knowledge of the Company" or "Company's knowledge" means the actual knowledge of Andreas Typaldos and Oleg Loginov, without any duty of inquiry on their part; and

         (l) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         (m) "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and all regulations of the Securities Exchange Commission thereunder.

Section 9.3. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.7. Entire Agreement, No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto and the Designated Company Stockholders represented by the Representative any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Article VIII, who shall have the right to enforce such provisions directly.

Section 9.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

Section 9.9. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.10. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Article VIII (which is intended to be for the benefit of the indemnitees thereunder and may be enforced by such indemnitees). Each of the parties hereto acknowledges and agrees that such party has had an opportunity to consult with legal counsel in connection with the negotiation and execution of this Agreement, the Escrow Agreements, Shareholder Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

Section 9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflict of law provisions thereof, provided that the Merger of Merger Sub with and into the Company shall be effected in accordance with the applicable provisions of the DGCL. Each of the parties hereto agrees that any action or proceeding brought to enforce the rights or obligations of any party hereto under this Agreement will be commenced and maintained in any court of competent jurisdiction located in Manhattan, New York. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in Section 9.1 hereof, and consents to the exercise of jurisdiction of a court of the State of New York over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

Section 9.12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Member Representative have caused this Agreement to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.



                                     CDKNET.COM, INC.



                                     By: /s/ Steven A. Horowitz
                                         -------------------------------
                                         Name: Steven A. Horowitz
                                         Title:    President



                                     CDK MERGER CORPORATION



                                     By: /s/ Steven A. Horowitz
                                        --------------------------------
                                        Name: Steven A. Horowitz
                                        Title:    President



                                     MILETOS, INC.



                                     By: /s/ Andreas Typaldos
                                        --------------------------------
                                        Name: Andreas Typaldos
                                        Title:    President



                                     /s/ Andreas Typaldos
                                     -----------------------------------
                                     Andreas Typaldos, as Representative

           EXHIBITS AND SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

Note: The following exhibits to the agreement have been omitted from this exhibit because forms of such executed copies have been otherwise filed as separate exhibits to this report:

Exhibit A         -        Form of Certificate of Merger
Exhibit B         -        [Intentionally Omitted]
Exhibit C         -        [Intentionally Omitted]
Exhibit E         -        Equity Incentive Plan
Exhibit F1        -        Form of Miletos Escrow Agreement
Exhibit F2        -        Form of CDK Escrow Agreement
Exhibit G1        -        Consulting Agreement - Typaldos
Exhibit G2        -        Employment Agreement - Loginov
Exhibit G3        -        Consulting Agreement - Warshaw
Exhibit H         -        Form of Stockholder Agreement
Exhibit I1        -        Form Registration Rights Agreement - CDK
Exhibit I2        -        Form Registration Rights Agreement - Typaldos
Exhibit J         -        Form of Lockup Agreement

Note: The following schedule to the agreement have been omitted and will be forwarded to the Commission upon request:

Schedule 2.1(a)            -        Merger Consideration
Schedule 3.8               -        Company Material Contracts
Schedule 3.10              -        Company Liens
Schedule 3.11              -        Company Liabilities
Schedule 3.12              -        Company Litigation
Schedule 3.14              -        Company Taxes
Schedule 3.16(a)           -        Company Intellectual Property Applications,
                                    Registrations and Claims
Schedule 3.16(b)           -        Company Third Party Right to Intellectual
                                    Property
Schedule 3.17              -        Company Insurance
Schedule 3.19              -        Company Interested Parties
Schedule 3.23              -        Company Affiliates

Schedule 4.4(a)            -        Parent Options, Warrants and Convertibles
Schedule 4.13              -        Parent Liabilities
Schedule 4.14              -        Parent Litigation
Schedule 4.16              -        Parent Taxes

Schedule 4.19              -        Parent Insurance
Schedule 4.21              -        Parent Interested Party

Schedule 5.2               -        List of Persons Offered Employment
Schedule 5.4               -        Equity Compensation
Schedule 5.7               -        Assumed Enikia Liabilities




















                                        2